    As filed with the Securities and Exchange Commission on April 27, 1994
                                                    Registration No. 33-
____________________________________________________________________________
____________________________________________________________________________
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                             --------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                             --------------------
                           THE COASTAL CORPORATION
            (Exact name of registrant as specified in its charter)
                Delaware                                    74-1734212
      (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                   Identification No.)
              Coastal Tower
           Nine Greenway Plaza
             Houston, Texas                                 77046-0995
(Address of Principal Executive Offices)                    (Zip Code)
                             --------------------
                 THE COASTAL CORPORATION STOCK PURCHASE PLAN
                           (Full title of the plan)
                             --------------------
                           Austin M. O'Toole, Esq.
             Senior Vice President, Secretary and Senior Counsel
         The Coastal Corporation, Coastal Tower, Nine Greenway Plaza
                          Houston, Texas 77046-0995
                   (Name and address of agent for service)
                                (713) 877-1400
        (Telephone number, including area code, of agent for service)
                             --------------------
                       CALCULATION OF REGISTRATION FEE

CAPTION>
                                                                Proposed        Proposed
                                                                 maximum         maximum
                                                   Amount       offering        aggregate       Amount of
              Title of securities                   to be         price      offering price    registration
               to be registered                  registered     per unit           (3)             fee
Participations in the Plan  . . . . . . . .    $15,000,000(1)                  $ 15,000,000
Common Stock of The Coastal Corporation: par
value $.33-1/3 per share  . . . . . . . . .    $   578,088(2)     $ 31         $ 17,920,728     $6,179.60

(1) The $15,000,000 of Plan participations being registered represent contributions that may be made by participating employees under the Plan; in addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The 578,088 shares of Common Stock of The Coastal Corporation being registered represent the estimated maximum number of shares of such stock which may be purchased with the Plan participations being registered and an additional 100,000 shares of treasury stock which may be contributed under the Plan by The Coastal Corporation to the account of participating employees. Such estimate is based on the closing price in the daily composite list for transactions on the New York Stock Exchange and other markets on April 25, 1994 ($31 per share).
(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.
____________________________________________________________________________
____________________________________________________________________________

                                   PART II
     This Registration Statement incorporates herein by reference The Coastal Corporation's Registration Statement on Form S-8, Registration No. 33-21095.

























































                              POWER OF ATTORNEY
     Each person whose signature appears below hereby appoints David A. Arledge, Coby C. Hesse and Austin M. O'Toole and each of them, any of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 26, 1994.

                                            THE COASTAL CORPORATION
                                                 (Registrant)


                               By:             DAVID A. ARLEDGE
                                   ________________________________________
                                               David A. Arledge
                                                   President

    Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                                   TITLE                                   DATE
             _________                                   _____                                   ____

         O. S. WYATT, JR.                      Chairman of the Board and                    April 26, 1994
__________________________________
         O. S. Wyatt, Jr.                       Chief Executive Officer

         DAVID A. ARLEDGE                     Principal Financial Officer                   April 26, 1994
__________________________________
         David A. Arledge                             and Director
           COBY C. HESSE                      Principal Accounting Officer                  April 26, 1994
__________________________________
           Coby C. Hesse

          JOHN M. BISSELL                               Director                            April 26, 1994
__________________________________
          John M. Bissell

     GEORGE L. BRUNDRETT, JR.                           Director                            April 26, 1994
__________________________________
     George L. Brundrett, Jr.

                                                        Director                            April __, 1994
__________________________________

           Ervin O. Buck



             SIGNATURE                                   TITLE                                   DATE
             _________                                   _____                                   ____
          HAROLD BURROW                                 Director                            April 26, 1994
__________________________________
          Harold Burrow


        ROY D. CHAPIN, JR.                              Director                            April 26, 1994
__________________________________

        Roy D. Chapin, Jr.

          JAMES F. CORDES                               Director                            April 26, 1994
__________________________________

          James F. Cordes

           ROY L. GATES                                 Director                            April 26, 1994

__________________________________
           Roy L. Gates
        KENNETH O. JOHNSON                              Director                            April 26, 1994

__________________________________
        Kenneth O. Johnson


         JEROME S. KATZIN                               Director                            April 26, 1994
__________________________________
         Jerome S. Katzin


      J. HOWARD MARSHALL, II                            Director                            April 26, 1994
__________________________________
      J. Howard Marshall, II


                                                        Director                            April __, 1994
__________________________________
         Thomas R. McDade

                                                        Director                            April __, 1994
__________________________________
         L. D. Wooddy, Jr.














     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 26, 1994.

                                            THE COASTAL CORPORATION
                                              AS ADMINISTRATOR OF
                                  THE COASTAL CORPORATION STOCK PURCHASE PLAN


                               By:             DAVID A. ARLEDGE
                                   ________________________________________
                                               David A. Arledge
                                                   President
















































                                EXHIBIT INDEX

    Exhibit
     Number                             Description
     ______      __________________________________________________________

       4.1+   -- The Coastal Corporation Stock Purchase Plan effective as of
                 April 1, 1988.

      23.1*   -- Consent of Deloitte & Touche.
      23.2*   -- Consent of Austin M. O'Toole Esq. (included in Exhibit 5).

      23.3*   -- Consent of Huddleston & Co., Inc.

      24*     -- Power of Attorney (included on the signature pages herein).
































+    Incorporated   herein  by   reference  to   The  Coastal   Corporation's
     Registration Statement on Form S-8, Registration No. 33-21095.

*    Filed herewith.

                                                                    Exhibit 5






                                         April 26, 1994


The Coastal Corporation
Coastal Tower
Nine Greenway Plaza
Houston, TX 77046-0995

Gentlemen:

     I am Senior Vice President, Secretary and Senior Counsel to The Coastal Corporation, a Delaware corporation (the "Company") and am acting as counsel to the Company in connection with the registration of shares of the Company's Common Stock, par value $.33-1/3 per share, (the "Common Stock") purchased or issued under The Coastal Corporation Stock Purchase Plan (the "Plan"), pursuant to a registration statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In this connection, I have examined the corporate proceedings relating to the Company and the Common Stock. I have also examined all statutes, corporate records and other instruments and documents which I have deemed it necessary to examine for the purposes of this opinion.

     Based on the foregoing, I am of the opinion that:

     (1) The Company has been duly organized and validly existing under the laws of the State of Delaware.

     (2) The Plan has been duly authorized and executed by the Company and is a legal and binding agreement of the Company in accordance with its terms.
     (3) The Common Stock, when purchased or issued in accordance with the terms of the Plan, will be legally and validly issued, fully paid and nonassessable.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I further consent to all references to me in the Registration Statement, any amendments thereto, or in any Prospectus.

                                         Very truly yours,


                                         AUSTIN M. O'TOOLE
                                         Austin M. O'Toole

                                                                 Exhibit 23.1

                         CONSENT OF DELOITTE & TOUCHE


     We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-8 relating to The Coastal Corporation Stock Purchase Plan of our report dated February 3, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Coastal Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in Registration No. 33-21095 which is incorporated into this Registration Statement by reference.



DELOITTE & TOUCHE

Houston, Texas
April 26, 1994
*        9


                                                                 Exhibit 23.2

                         CONSENT OF AUSTIN M. O'TOOLE


     The consent of AUSTIN M. O'TOOLE, Esq., Senior Vice President, Secretary and Senior Counsel of The Coastal Corporation, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

                                                                 Exhibit 23.3

                      CONSENT OF HUDDLESTON & CO., INC.


     We consent to the incorporation by reference in this Registration Statement of The Coastal Corporation on Form S-8 relating to The Coastal Corporation Stock Purchase Plan to the reference to us under the heading "Experts" in Registration No. 33-21095 which is incorporated into this Registration Statement by reference.



HUDDLESTON & CO., INC.

Houston, Texas
April 26, 1994